Exhibit 99.9

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C. 20006

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2019

AMALGAMATED BANK

(Exact name of registrant as specified in its charter)

New York	13-4920330
(State or other jurisdiction of incorporation)	(IRS employer identification no.)

275 Seventh Avenue, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	AMAL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2020, at the Bank’s annual meeting of stockholders (the “Annual Meeting”), the stockholders approved the Amalgamated Bank Employee Stock Purchase Plan (the “Stock Purchase Plan”), which was previously adopted by the Board of Directors subject to stockholder approval. A description of the terms and conditions of the plan is included in the Company’s definitive proxy statement for the Annual Meeting (the “Definitive Proxy Statement”), filed with the FDIC on March 19, 2020, which description is incorporated herein by reference. The Stock Purchase Plan is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, of the 31,296,703 shares of the Company’s Class A common stock outstanding and entitled to vote at the Annual Meeting, there were present, in person or by proxy, 28,753,204 shares, representing approximately 91.87% of the total outstanding shares. At the Annual Meeting, the stockholders voted on five proposals, as described in greater detail in the Definitive Proxy Statement and cast their votes as described below.

1.

The following individuals were elected to serve as directors of the Company, each of whom will hold office until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified. Votes cast were as follows:

				BROKER
	FOR	AGAINST	ABSTAIN	NON-VOTE
Lynne Fox	27,411,704	334,501	667	1,006,332
Donald Bouffard, Jr.	27,368,218	370,382	8,272	1,006,332
Maryann Bruce	27,745,323	683	866	1,006,332
Patricia Diaz Dennis	27,366,968	377,157	2,747	1,006,332
Robert Dinerstein	27,735,947	9,027	1,898	1,006,332
Mark A. Finser	27,275,558	470,126	1,188	1,006,332
Julie Kelly	27,482,795	262,811	1,266	1,006,332
John McDonagh	27,737,749	8,136	987	1,006,332
Keith Mestrich	27,679,603	65,057	2,212	1,006,332
Robert Romasco	27,377,686	366,939	2,247	1,006,332
Edgar Romney, Sr.	27,473,500	271,159	2,213	1,006,332
Stephen R. Sleigh	27,738,417	7,467	988	1,006,332

2.	The appointment of Crowe LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020 was ratified. Votes cast were as follows:

For	Against	Abstain
28,387,952	63,316	301,936

3.

The adoption of an amended and restated Organization Certificate of the Company (a) a provision describing our business purpose, and (b) a provision that requires our directors, when discharging his or her duties, to consider the effects of any action or inaction on other stakeholders in addition to the Company was approved. Votes cast were as follows:

For	Against	Abstain	Broker Non-Vote
27,738,500	814	7,558	1,006,332

4.	The Amalgamated Bank Employee Stock Purchase Plan was approved. Votes cast were as follows:

For	Against	Abstain	Broker Non-Vote
27,741,733	3,700	1,439	1,006,332

5.	The compensation of the Company’s named executive officers was approved on a non-binding and advisory basis. Votes cast were as follows:

For	Against	Abstain	Broker Non-Vote
27,101,104	634,513	11,255	1,006,332

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits See Exhibit Index to this report.

Exhibit Index

Exhibit No.	Description

99.1	Amalgamated Bank Employee Stock Purchase Plan (incorporated herein by this reference to pages B-1 through B-9 of the Definitive Proxy Statement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED BANK

By:	/s/ Keith Mestrich
Name: Keith Mestrich
Title: Chief Executive Officer and President

Date: May 1, 2020